Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2019 Financial Results
Atlanta - February 19, 2020 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2019.

Reported net income per common share	$0.75 compared to $0.57 per common share in Q3 2019

Increased core earnings* per common share	$0.52 compared to $0.47 per common share in Q3 2019

Raised common stock dividend	$0.50 compared to $0.45 in Q3 2019

Maintained stable book value per common share**	$16.29 compared to $16.31 per common share at Q3 2019

Generated an attractive economic return***	2.9% for the quarter and 18.8% for the year ended December 31, 2019

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce core earnings of $0.52 per common share for the fourth quarter of 2019. Core earnings exceeded our dividend for the fifth consecutive quarter as IVR benefits from an active portfolio management and hedging strategy. The 11.1% increase in our quarterly dividend to $0.50 per share drove an economic return of 2.9% for the quarter as book value remained stable.

“2019 was a strong year for Invesco Mortgage Capital's stockholders, as we raised the dividend 19.0% and improved book value per common share by 6.7%. As such, stockholders enjoyed an economic return of 18.8% for the year. Additionally, we raised over $500 million in common equity during the year, which allowed us to gain scale while investing in accretive assets.

“As always, active portfolio management and our hedging strategy have been key to our success. This was evident in our investment portfolio, where we focused on allocating capital to strategies that generate attractive returns while minimizing our exposure to prepayment risk. This was also evident in our hedging strategy, where we actively managed our hedges to protect book value and improve our effective interest rate margin. We enter 2020 on a strong note, having raised an additional $347 million in common equity earlier this month as we continue to build upon the positive momentum achieved in 2019.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
**Book value per common share is calculated as total stockholders' equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
***Economic return for the quarter ended December 31, 2019 is defined as the change in book value per common share from September 30, 2019 to December 31, 2019 of $(0.02); plus dividends declared of $0.50 per common share; divided by the September 30, 2019 book value per common share of $16.31. Economic return for the year ended December 31, 2019 is defined as the change in book value per common share from December 31, 2018 to December 31, 2019 of $1.02; plus dividends declared of $1.85 per common share; divided by the December 31, 2018 book value per common share of $15.27.

1

Exhibit 99.1

Key performance indicators for the quarters ended December 31, 2019 and September 30, 2019 are summarized in the table below.

($ in millions, except share amounts)		Q4 ‘19		Q3 ‘19	Variance
Average Balances		(unaudited)		(unaudited)
Average earning assets (at amortized cost)		$21,318.1		$20,963.1	$355.0
Average borrowings		$19,676.2		$19,326.9	$349.3
Average stockholders' equity		$2,595.3		$2,598.0	($2.7)

U.S. GAAP Financial Measures
Total interest income		$192.8		$196.3	($3.5)
Total interest expense		$106.8		$123.3	($16.5)
Net interest income		$86.0		$73.0	$13.0
Total expenses		$12.4		$10.6	$1.8
Net income attributable to common stockholders		$106.9		$77.9	$29.0

Average earning asset yields		3.62%		3.75%	(0.13%)
Average cost of funds		2.17%		2.55%	(0.38%)
Average net interest rate margin		1.45%		1.20%	0.25%

Period-end weighted average asset yields*		3.86%		3.87%	(0.01%)
Period-end weighted average cost of funds		2.09%		2.47%	(0.38%)
Period-end weighted average net interest rate margin		1.77%		1.40%	0.37%

Book value per common share**		$16.29		$16.31	($0.02)
Earnings per common share (basic)		$0.75		$0.57	$0.18
Earnings per common share (diluted)		$0.75		$0.57	$0.18
Debt-to-equity ratio	6.5	x	6.8	x	(0.3x)

Non-GAAP Financial Measures***
Core earnings		$74.9		$63.7	$11.2
Effective interest income		$197.8		$201.5	($3.7)
Effective interest expense		$100.7		$117.5	($16.8)
Effective net interest income		$97.1		$84.0	$13.1

Effective yield		3.71%		3.84%	(0.13%)
Effective cost of funds		2.04%		2.43%	(0.39%)
Effective interest rate margin		1.67%		1.41%	0.26%

Core earnings per common share		$0.52		$0.47	$0.05
Repurchase agreement debt-to-equity ratio	6.6	x	6.9	x	(0.3x)
*Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
**Book value per common share is calculated as total stockholders' equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding.
*** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the fourth quarter of 2019 was $106.9 million, up $29.0 million compared to $77.9 million for the third quarter of 2019. Higher net income attributable to common stockholders was primarily due to a $17.8 million increase in other income and a $13.0 million increase in net interest income. Other income was driven by net gains on derivatives that totaled $191.6 million compared to net losses on derivatives of $177.2 million in the third quarter and net losses on investments that totaled $148.5 million in the fourth quarter compared to net gains on investments of $202.4 million in the third quarter. Net gains on derivatives and net losses on investments were driven by an increase in interest rates as the benchmark 10 year U.S. Treasury note rose 24 basis points to 1.92% as of December 31, 2019.
Book value per common share for the fourth quarter of 2019 was $16.29 compared to $16.31 in the third quarter reflecting the success of our active portfolio management and hedging strategy during the quarter. Higher interest rates negatively impacted most asset valuations during the quarter but were significantly offset by increases in the value of our interest rate swaps. Strong investor demand given declining volatility and attractive valuations drove significant spread tightening in Agency RMBS, as the sector posted modest gains for the quarter.
During the fourth quarter of 2019, the Company generated $74.9 million in core earnings, an increase of $11.2 million (17.6%) over the third quarter of 2019. Higher core earnings were driven by a $13.1 million increase in effective net interest income primarily due to a lower effective cost of funds during the quarter. Effective cost of funds was 2.04%, 39 basis points lower than the third quarter, primarily due to lower average repurchase agreement borrowing costs following the decrease in the federal funds target rate in September 2019 and the Federal Reserve's infusion of liquidity into the repurchase agreement market in the fourth quarter.
Total interest income decreased $3.5 million (1.8%) to $192.8 million during the fourth quarter and average earning asset yield decreased 13 basis points to 3.62%. Premium amortization increased $2.8 million to $21.4 million during the fourth quarter reflecting the impact of declining interest rates on prepayments of higher coupon Agency RMBS investments. Average earning assets increased $355.0 million (1.7%) to $21.3 billion in the fourth quarter reflecting trade settlement of approximately $1.2 billion of Agency CMBS securities purchased in the third quarter and sales of approximately $850 million of Agency RMBS. We continue to favor the prepayment protection embedded in Agency CMBS over Agency RMBS with less favorable prepayment characteristics.
The Company increased its average borrowings by $349.3 million (1.8%) in the fourth quarter of 2019 to $19.7 billion to finance its higher asset base. However, total interest expense decreased to $106.8 million compared to $123.3 million during the third quarter due to a 38 basis point decrease in average cost of funds to 2.17% from 2.55% during the third quarter.
The Company's debt-to-equity ratio was 6.5x as of December 31, 2019 compared to 6.8x at September 30, 2019. The Company's repurchase agreement debt-to-equity ratio was 6.6x as of December 31, 2019 compared to 6.9x as of September 30, 2019. The Company decreased leverage as of year end given elevated uncertainty surrounding prepayment speeds on our Agency MBS holdings and repurchase agreement funding levels.
Total expenses for the fourth quarter of 2019 increased to approximately $12.4 million compared to $10.6 million for the third quarter of 2019 primarily due to higher management fees. Total expenses include management fees and general and administrative expenses. The ratio of annualized total expenses to average stockholders' equity* increased to 1.91% compared to 1.63% for the third quarter of 2019.
As previously announced, the Company declared the following dividends on December 16, 2019: a common stock dividend of $0.50 per share paid on January 28, 2020 to its stockholders of record as of December 27, 2019 and a Series A preferred stock dividend of $0.4844 per share paid on January 27, 2020 to its stockholders of record as of January 1, 2020. The Company declared the following dividends on its Series B and Series C Preferred Stock on February 18, 2020 to its stockholders of record as of March 5, 2020: a Series B Preferred Stock dividend of $0.4844 per share payable on March 27, 2020 and a Series C Preferred Stock dividend of $0.46875 per share payable on March 27, 2020.
*The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity. Average stockholders' equity is calculated based on weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, February 20, 2020, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 5, 2020 by calling:

888-562-7251 (North America) or 1-402-530-7628 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)	(unaudited)
Interest Income
Mortgage-backed and credit risk transfer securities (1)	191,490	194,938	174,511	772,657	631,478
Commercial and other loans	1,291	1,353	1,593	5,710	11,538
Total interest income	192,781	196,291	176,104	778,367	643,016
Interest Expense
Repurchase agreements	97,993	112,851	91,057	430,697	301,794
Secured loans	8,808	10,413	10,565	41,623	35,453
Exchangeable senior notes	—	—	—	—	1,621
Total interest expense	106,801	123,264	101,622	472,320	338,868
Net interest income	85,980	73,027	74,482	306,047	304,148
Other Income (loss)
Gain (loss) on investments, net	(148,511)	202,413	76,957	624,466	(327,700)
Equity in earnings (losses) of unconsolidated ventures	427	403	624	2,224	3,402
Gain (loss) on derivative instruments, net	188,682	(177,244)	(293,485)	(534,755)	(5,277)
Realized and unrealized credit derivative income (loss), net	2,896	1	(9,026)	8,343	(151)
Net loss on extinguishment of debt	—	—	—	—	(26)
Other investment income (loss), net	909	1,005	850	3,950	2,860
Total other income (loss)	44,403	26,578	(224,080)	104,228	(326,892)
Expenses
Management fee – related party	10,529	8,740	10,294	38,173	40,722
General and administrative	1,882	1,862	2,116	8,001	7,070
Total expenses	12,411	10,602	12,410	46,174	47,792
Net income (loss)	117,972	89,003	(162,008)	364,101	(70,536)
Net income (loss) attributable to non-controlling interest	—	—	(899)	—	254
Net income (loss) attributable to Invesco Mortgage Capital Inc.	117,972	89,003	(161,109)	364,101	(70,790)
Dividends to preferred stockholders	11,106	11,107	11,106	44,426	44,426
Net income (loss) attributable to common stockholders	106,866	77,896	(172,215)	319,675	(115,216)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.75	0.57	(1.54)	2.42	(1.03)
Diluted	0.75	0.57	(1.54)	2.42	(1.03)

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Coupon interest	212,887	213,546	183,059	833,376	689,240
Net premium amortization	(21,397)	(18,608)	(8,548)	(60,719)	(57,762)
Mortgage-backed and credit risk transfer securities interest income	191,490	194,938	174,511	772,657	631,478

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
$ in thousands	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	117,972	89,003	(162,008)	364,101	(70,536)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(30,054)	14,482	10,376	83,965	(210,424)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	(954)	39,756	9,072	193,162
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,981)	(5,981)	(5,980)	(23,729)	(25,839)
Currency translation adjustments on investment in unconsolidated venture	(852)	290	(119)	(1,158)	(447)
Total other comprehensive income (loss)	(36,887)	7,837	44,033	68,150	(43,548)
Comprehensive income (loss)	81,085	96,840	(117,975)	432,251	(114,084)
Less: Comprehensive (income) loss attributable to non-controlling interest	—	—	1,027	—	979
Less: Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)	(44,426)	(44,426)
Comprehensive income (loss) attributable to common stockholders	69,979	85,733	(128,054)	387,825	(157,531)

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2019	December 31, 2018
$ in thousands, except share amounts
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $21,132,742 and $17,082,825, respectively)	21,771,786	17,396,642
Cash and cash equivalents	172,507	135,617
Restricted cash	116,995	—
Due from counterparties	32,568	13,500
Investment related receivable	67,976	66,598
Derivative assets, at fair value	18,533	15,089
Other assets	166,180	186,059
Total assets	22,346,545	17,813,505
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	17,532,303	13,602,484
Secured loans	1,650,000	1,650,000
Derivative liabilities, at fair value	352	23,390
Dividends payable	74,841	49,578
Investment related payable	99,561	132,096
Accrued interest payable	43,998	37,620
Collateral held payable	170	18,083
Accounts payable and accrued expenses	1,560	1,694
Due to affiliate	11,861	11,863
Total liabilities	19,414,646	15,526,808
Commitments and contingencies (See Note 15) (1)
Stockholders' Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 144,256,357 and 111,584,996 shares issued and outstanding, respectively	1,443	1,115
Additional paid in capital	2,892,652	2,383,532
Accumulated other comprehensive income	288,963	220,813
Retained earnings (distributions in excess of earnings)	(814,483)	(882,087)
Total stockholders’ equity	2,931,899	2,286,697
Total liabilities and stockholders' equity	22,346,545	17,813,505

(1)	See Note 15 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yield),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin), and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Years Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	106,866	77,896	(172,215)	319,675	(115,216)
Adjustments:
(Gain) loss on investments, net	148,511	(202,413)	(76,957)	(624,466)	327,700
Realized (gain) loss on derivative instruments, net (1)	(116,156)	173,607	252,323	597,077	2,830
Unrealized (gain) loss on derivative instruments, net (1)	(60,435)	15,352	40,533	(26,482)	(17,568)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	2,091	5,195	14,595	12,490	22,629
(Gain) loss on foreign currency transactions, net (3)	(20)	14	(7)	(6)	930
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,981)	(5,981)	(5,980)	(23,729)	(25,839)
Net loss on extinguishment of debt	—	—	—	—	26
Subtotal	(31,990)	(14,226)	224,507	(65,116)	310,708
Cumulative adjustments attributable to non-controlling interest	—	—	(1,449)	—	(2,536)
Core earnings attributable to common stockholders	74,876	63,670	50,843	254,559	192,956
Basic earnings (loss) per common share	0.75	0.57	(1.54)	2.42	(1.03)
Core earnings per share attributable to common stockholders (7)	0.52	0.47	0.46	1.92	1.73

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
$ in thousands
Realized gain (loss) on derivative instruments, net	116,156	(173,607)	(252,323)	(597,077)	(2,830)
Unrealized gain (loss) on derivative instruments, net	60,435	(15,352)	(40,533)	26,482	17,568
Contractual net interest income (expense)	12,091	11,715	(629)	35,840	(20,015)
Gain (loss) on derivative instruments, net	188,682	(177,244)	(293,485)	(534,755)	(5,277)

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
$ in thousands
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(2,091)	(5,195)	(14,595)	(12,490)	(22,629)
GSE CRT embedded derivative coupon interest	4,987	5,196	5,569	20,833	22,478
Realized and unrealized credit derivative income (loss), net	2,896	1	(9,026)	8,343	(151)

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
$ in thousands
Dividend income	889	1,019	843	3,944	3,790
Gain (loss) on foreign currency transactions, net	20	(14)	7	6	(930)
Other investment income (loss), net	909	1,005	850	3,950	2,860

(4)	U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
$ in thousands
Interest expense on repurchase agreement borrowings	103,974	118,832	97,037	454,426	327,633
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,981)	(5,981)	(5,980)	(23,729)	(25,839)
Repurchase agreements interest expense	97,993	112,851	91,057	430,697	301,794

(5)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.
The components of core income for the three months and year ended December 31, 2019 are:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Effective net interest income (1)	97,077	83,957	73,441	338,991	280,772
Dividend income	889	1,019	843	3,944	3,790
Equity in earnings (losses) of unconsolidated ventures	427	403	624	2,224	3,402
Total expenses	(12,411)	(10,602)	(12,410)	(46,174)	(47,792)
Total core earnings	85,982	74,777	62,498	298,985	240,172
Dividends to preferred stockholders	(11,106)	(11,107)	(11,106)	(44,426)	(44,426)
Core earnings attributable to non-controlling interest	—	—	(549)	—	(2,790)
Core earnings attributable to common stockholders	74,876	63,670	50,843	254,559	192,956

(1)	See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

10

Exhibit 99.1

Effective Interest Income/Effective Yield/Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended December 31, 2019		Three Months Ended September 30, 2019		Three Months Ended December 31, 2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	192,781	3.62%	196,291	3.75%	176,104	3.88%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	4,987	0.09%	5,196	0.09%	5,569	0.12%
Effective interest income	197,768	3.71%	201,487	3.84%	181,673	4.00%

	Years Ended December 31,
	2019		2018
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	778,367	3.78%	643,016	3.55%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	20,833	0.11%	22,478	0.13%
Effective interest income	799,200	3.89%	665,494	3.68%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2019		Three Months Ended September 30, 2019		Three Months Ended December 31, 2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	106,801	2.17%	123,264	2.55%	101,622	2.57%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,981	0.12%	5,981	0.12%	5,980	0.15%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(12,091)	(0.25)%	(11,715)	(0.24)%	629	0.02%
Effective interest expense	100,691	2.04%	117,530	2.43%	108,231	2.74%

	Years Ended December 31,
	2019		2018
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	472,320	2.52%	338,868	2.16%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	23,729	0.13%	25,839	0.16%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(35,840)	(0.19)%	20,015	0.13%
Effective interest expense	460,209	2.46%	384,722	2.45%

12

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2019		Three Months Ended September 30, 2019		Three Months Ended December 31, 2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	85,980	1.45%	73,027	1.20%	74,482	1.31%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,981)	(0.12)%	(5,981)	(0.12)%	(5,980)	(0.15)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	4,987	0.09%	5,196	0.09%	5,568	0.12%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	12,091	0.25%	11,715	0.24%	(629)	(0.02)%
Effective net interest income	97,077	1.67%	83,957	1.41%	73,441	1.26%

	Years Ended December 31,
	2019		2018
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	306,047	1.26%	304,148	1.39%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(23,729)	(0.13)%	(25,839)	(0.16)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	20,833	0.11%	22,478	0.13%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	35,840	0.19%	(20,015)	(0.13)%
Effective net interest income	338,991	1.43%	280,772	1.23%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of December 31, 2019 and September 30, 2019. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans) to total stockholders' equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
December 31, 2019

$ in thousands	Agency RMBS	Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	11,301,037	4,767,930	3,829,031	1,873,788	21,771,786
Cash and cash equivalents (3)	73,927	27,881	51,092	19,607	172,507
Restricted cash (4)	81,830	34,441	724	—	116,995
Derivative assets, at fair value (4)	13,034	5,499	—	—	18,533
Other assets	94,525	12,460	110,122	49,617	266,724
Total assets	11,564,353	4,848,211	3,990,969	1,943,012	22,346,545

Repurchase agreements	9,666,964	4,246,359	2,041,968	1,577,012	17,532,303
Secured loans (5)	540,299	—	1,109,701	—	1,650,000
Derivative liabilities, at fair value (4)	—	—	352	—	352
Other liabilities	65,353	124,305	29,727	12,606	231,991
Total liabilities	10,272,616	4,370,664	3,181,748	1,589,618	19,414,646

Total stockholders' equity (allocated)	1,291,737	477,547	809,221	353,394	2,931,899
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net stockholders' equity in unsecured assets (6)	—	—	(46,053)	—	(46,053)
Collateral pledged against secured loans	(621,667)	—	(1,276,822)	—	(1,898,489)
Secured loans	540,299	—	1,109,701	—	1,650,000
Stockholders' equity related to repurchase agreement debt	1,210,369	477,547	596,047	353,394	2,637,357
Debt-to-equity ratio (7)	7.9	8.9	3.9	4.5	6.5
Repurchase agreement debt-to-equity ratio (8)	8.0	8.9	3.4	4.5	6.6

(1)	Investments in non-Agency CMBS, multifamily GSE CRT, commercial loans and unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, single family GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of stockholders' equity for each asset class.

(4)	Restricted cash, derivative assets and derivative liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net stockholders' equity in unsecured assets includes commercial loans and investments in unconsolidated joint ventures.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total stockholders' equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to stockholders' equity related to repurchase agreement debt.

14

Exhibit 99.1

September 30, 2019

$ in thousands	Agency RMBS	Agency CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Mortgage-backed and credit risk transfer securities	12,864,217	4,936,184	3,851,552	1,947,546	23,599,499
Cash and cash equivalents (3)	56,122	17,226	37,536	15,004	125,888
Restricted cash (4)	57,878	22,208	—	—	80,086
Derivative assets, at fair value (4)	2,557	981	589	—	4,127
Other assets	76,417	13,452	111,501	50,353	251,723
Total assets	13,057,191	4,990,051	4,001,178	2,012,903	24,061,323

Repurchase agreements	11,124,901	3,306,244	2,018,542	1,622,345	18,072,032
Secured loans (5)	547,149	—	1,102,851	—	1,650,000
Derivative liabilities, at fair value (4)	33,519	12,862	—	—	46,381
Other liabilities	56,160	1,272,761	40,999	11,958	1,381,878
Total liabilities	11,761,729	4,591,867	3,162,392	1,634,303	21,150,291

Total stockholders' equity (allocated)	1,295,462	398,184	838,786	378,600	2,911,032
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net stockholders' equity in unsecured assets (6)	—	—	(47,493)	—	(47,493)
Collateral pledged against secured loans	(633,350)	—	(1,276,599)	—	(1,909,949)
Secured loans	547,149	—	1,102,851	—	1,650,000
Stockholders' equity related to repurchase agreement debt	1,209,261	398,184	617,545	378,600	2,603,590
Debt-to-equity ratio (7)	9.0	8.3	3.7	4.3	6.8
Repurchase agreement debt-to-equity ratio (8)	9.2	8.3	3.3	4.3	6.9

(1)	Investments in non-Agency CMBS, commercial loans and unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, single family GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of stockholders' equity for each asset class.

(4)	Restricted cash, derivative assets and derivative liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net stockholders' equity in unsecured assets includes commercial loans and investments in unconsolidated joint ventures.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total stockholders' equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to stockholders' equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Earning Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Average Earning Asset Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	288,050	312,603	533,041	328,404	1,911,511
30 year fixed-rate, at amortized cost	10,852,691	11,837,640	10,438,730	11,757,662	8,867,942
Hybrid ARM, at amortized cost	57,182	66,671	936,312	129,396	1,531,077
Agency - CMO, at amortized cost	420,532	420,889	263,464	378,253	258,457
Agency CMBS, at amortized cost	4,185,558	2,796,732	781,557	2,522,256	339,816
Non-Agency CMBS, at amortized cost	3,685,198	3,607,381	3,296,258	3,532,202	3,226,174
Non-Agency RMBS, at amortized cost	873,774	946,446	1,051,883	980,775	1,055,682
GSE CRT, at amortized cost	885,571	905,062	760,318	863,080	767,220
Commercial loans, at amortized cost	24,099	24,233	31,624	25,007	110,461
Loan participation interest	45,419	45,465	51,468	49,220	20,503
Average earning assets	21,318,074	20,963,122	18,144,655	20,566,255	18,088,843

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	3.32%	3.32%	3.17%	3.34%	2.23%
30 year fixed-rate	3.03%	3.19%	3.41%	3.26%	3.09%
Hybrid ARM	3.27%	3.22%	2.66%	3.27%	2.40%
Agency - CMO	3.50%	3.40%	3.34%	3.41%	3.01%
Agency CMBS	3.14%	3.44%	3.19%	3.32%	3.30%
Non-Agency CMBS	5.09%	5.09%	4.95%	5.06%	4.91%
Non-Agency RMBS	7.18%	6.54%	7.07%	6.73%	7.11%
GSE CRT (3)	3.03%	3.33%	3.67%	3.39%	3.40%
Commercial loans	10.49%	10.89%	10.78%	10.90%	9.54%
Loan participation interest	5.71%	6.18%	6.04%	6.04%	6.10%
Average earning asset yields	3.62%	3.75%	3.88%	3.78%	3.55%

(1)	Average earning asset balances for each period are based on weighted month-end average earning assets.

(2)
Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earning assets based on the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Cost of Funds
The table below presents information related to the Company's average borrowings and average cost of funds.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Average Borrowings (1):
Agency RMBS (2)	10,809,305	11,808,241	10,819,707	11,697,604	11,178,636
Agency CMBS	4,118,846	2,794,691	718,436	2,476,770	311,024
Non-Agency CMBS (2)	3,146,907	3,047,334	2,670,071	2,920,840	2,586,509
Non-Agency RMBS	808,299	865,961	900,036	865,353	887,132
GSE CRT	758,793	776,555	686,404	751,361	677,545
Exchangeable senior notes	—	—	—	—	28,646
Loan participation interest	34,064	34,099	38,601	36,915	15,377
Total average borrowings	19,676,214	19,326,881	15,833,255	18,748,843	15,684,869
Maximum borrowings during the period (3)	20,377,801	19,898,863	16,144,062	20,377,801	16,144,062

Average Cost of Funds (4):
Agency RMBS (2)	2.18%	2.54%	2.52%	2.52%	2.10%
Agency CMBS	2.13%	2.54%	2.40%	2.40%	2.31%
Non-Agency CMBS (2)	2.61%	3.00%	3.11%	3.00%	2.74%
Non-Agency RMBS	2.82%	3.26%	3.49%	3.28%	3.25%
GSE CRT	2.85%	3.22%	3.47%	3.25%	3.19%
Exchangeable senior notes	—%	—%	—%	—%	5.58%
Loan participation interest	3.61%	4.03%	4.04%	3.99%	4.04%
Cost of funds	2.17%	2.55%	2.57%	2.52%	2.16%
Interest rate swaps average fixed pay rate (5)	1.56%	1.92%	2.19%	2.03%	2.30%
Interest rate swaps average floating receive rate (6)	(1.89)%	(2.28)%	(2.17)%	(2.29)%	(2.10)%
Effective cost of funds (non-GAAP measure) (7)	2.04%	2.43%	2.74%	2.46%	2.45%

Debt-to-equity ratio (as of period end)	6.5	x	6.8	x	6.7	x	6.5	x	6.7x

(1)	Average borrowings for each period are based on weighted month-end balances; all percentages are annualized.

(2)	Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

17